Exhibit 5.1

Jones Walker LLP

1227 25TH STREET, N.W.

SUITE 200

WASHINGTON, D.C. 20037

(202) 434-4660

FACSIMILE: (202) 434-4661

August 7, 2019

Board of Directors

MainStreet Bancshares, Inc.

10089 Fairfax Boulevard

Fairfax, Virginia 22030

RE:	Registration Statement on Form S-8:
MainStreet Bancshares, Inc. 2019 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to MainStreet Bancshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the issuance of up to 650,000 shares of the Company’s common stock, par value $4.00 per share (the “Common Stock”), from time to time pursuant to stock options and restricted awards granted under the Company’s 2019 Equity Incentive Plan (the “Plan”) as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

Based upon such review and examination, it is our opinion that the Common Stock, when issued pursuant to the Registration Statement and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the application of the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP